SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2005 (September 15, 2005)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 15, 2005, Brocade Communications Systems, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Registrant has not timely filed its Report on Form 10-Q for the third fiscal quarter ended July 30, 2005. As previously disclosed, Nasdaq initially informed the Company on June 10, 2005 that its securities would be delisted for failure to timely file its Form 10-Q for the second fiscal quarter ended April 30, 2005, unless the Company requested a hearing in accordance with applicable Nasdaq Marketplace rules. The Company subsequently requested and was granted a hearing with the Nasdaq Listing Qualifications Panel (the “Listing Panel”) on July 21, 2005. Also as previously disclosed, on August 18, 2005, the Listing Panel granted a conditional extension to the Company’s request for continued listing on the Nasdaq National Market until September 30, 2005 for the Company to make its requisite filings. This extension granted by the Listing Panel expressly contemplated the delayed filing of the Form 10-Q for the third fiscal quarter ended July 30, 2005. A copy of the press release issued on September 21, 2005 announcing the receipt of the notice is attached hereto as Exhibit 99.1.
Item 8.01. Other Events.
On September 21, 2005, the Company announced that the Company’s audit committee had not yet completed its previously announced internal investigation. As a result, the Company does not expect to file its Form 10-K/A for fiscal 2004 with respect to the Company’s restatement and its quarterly reports on Form 10-Q for the second and third quarters of 2005 by September 30, 2005. The Company has requested an extension from the Listing Panel until November 15, 2005 in which to file its Form 10-K/A for fiscal 2004 and its quarterly reports for the second and third quarters of fiscal 2005. The Listing Panel has not yet rendered its decision on the Company’s request for continued listing of the Company’s common stock until November 15, 2005. A copy of the press release issued on September 21, 2005 announcing the foregoing is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.1	Press release dated September 21, 2005, announcing notification from the Nasdaq Stock Market and the Company’s request for extension of compliance deadline
FORWARD LOOKING STATEMENTS
This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of the Company’s securities on Nasdaq National Market. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the possibility that the Listing Panel may reject the Company’s request for an extension, and as a result, the delisting of the Company’s common stock; in the event that the Company is successful in obtaining an additional extension from Nasdaq, the Company may still not be able to file the requisite reports on a timely basis or otherwise comply with the Nasdaq listing requirements, which may also result in the delisting of the Company’s common stock; additional information or actions resulting from the continued review by the Company’s Audit Committee and its representatives as well as the ongoing investigations by the Securities Exchange Commission and Department of Justice; and other risks more fully described in the “Risk Factors” section in Brocade’s quarterly report on Form 10-Q for the first fiscal quarter of 2005 ended January 29, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: September 21, 2005	By:	/s/ Antonio Canova
Antonio Canova
Chief Financial Officer and Vice President, Administration

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release dated September 21, 2005, announcing notification from the Nasdaq Stock Market and request for extension of compliance deadline